Exhibit 99.1

Investor and Press Contact:
Scott Gerard
212-645-4500
Investorrelations@guideline.com

GUIDELINE, INC. REPORTS STRONG FIRST QUARTER RESULTS
--Revenues up 13.6%; All Organic
--Market Research reports revenue increase of 45%, 365% EBITDA* increase
--On-Demand achieves net gain for trailing twelve months; first time in 4 years

NEW YORK, NEW YORK, MAY 15, 2007—Guideline, Inc. (OTCBB:GDLN), the nation’s only single-source provider of custom business research, reported strong first quarter financial results for the period ended March 31, 2007.

Revenues in the first quarter of 2007 were a record $12,782,000, a 13.6% increase compared to $11,256,000 one year earlier and a 10% increase versus the fourth quarter of 2006. EBITDA* for the quarter was $517,000, as compared to $817,000 in the first quarter a year earlier and $221,000 in the fourth quarter of last year. EBITDA* exclusive of non-cash stock compensation expense in the quarter increased to $912,000, as compared to $970,000 in the first quarter of last year and $343,000 in the fourth quarter of 2006. Adjusted EBITDA* exclusive of stock compensation expense in the quarter increased 4.3% to $1,182,000, as compared to $1,133,000 in the first quarter of 2006 and $774,000 reported in the fourth quarter of 2006.

Operating income in the quarter of $135,000 represented a decline compared to $334,000 one year earlier, but was substantially improved relative to the operating loss of $(366,000) reported in the fourth quarter of 2006. Net income in the quarter was $14,000 or $0.00 per share, as compared to $279,000 in the prior year’s first quarter, and a net loss of $(74,000) or $0.00 per share in the fourth quarter of 2006.

As of March 31, 2007, Guideline had cash on hand of $1,166,000, short and long term debt of $1,005,000 and $2,130,000, respectively, and shareholder’s equity of $23,620,000.

Commenting on the first quarter results, David Walke, Chairman and CEO, said “All in all, Guideline had an impressive first quarter. First and foremost, the significant increase in revenues in the quarter was all organic, and by far the strongest revenue quarter in the Company’s history. This performance was primarily a consequence of a record-setting performance within our Market Research practice—revenues up 45% and EBITDA* up 365%--as well as the beginning positive effects of the continuously improving performance of our On-Demand practice.”

“From a net income and EBITDA* standpoint,” Mr. Walke continued “the results are a bit deceiving, as we incurred significantly increased costs in the quarter related to non-cash stock compensation expense, as well as our Corporate Sales department as it has ramped up.”

“Thus, we believe our EBITDA* and Adjusted EBITDA* performance exclusive of the non-cash stock compensation expense are more representative of our operating performance in the quarter,” he said.

Mr. Walke noted, “I also wanted to note two recent significant milestones. First and foremost, I am thrilled to report that for the trailing twelve months ended April 30, 2007, our On-Demand practice achieved a positive net gain (annualized contract value of new retainer sales less annualized contract value of retainer cancellations), and since the beginning of 2007 has recorded a net gain of just under 2%. Furthermore, the average annualized retainer rate increased almost 6.5% during that period.

“This is the first twelve month period of net gain in more than 4 years, and clearly demonstrates the outstanding progress we are making with this practice. Retention remains well above 85%--among the highest in the business research sector—and our higher-value, higher-priced retainer services targeting the Private Capital and large corporate markets continue to experience increasing sell-through.”

“Secondly, the commitment we have made to our Corporate Sales department continues to pay off,” Mr. Walke said. “Following up on our previously reported results for 2006 whereby we exceeded our consolidated bookings quota by 39%, the first quarter of 2007 continued that trend, with bookings comfortably ahead of plan.”

In conclusion, Mr. Walke said, “We are off to a very good start in 2007, and believe that the year will continue to evidence continued growth and progress for Guideline."

*We believe EBITDA and Adjusted EBITDA, which are defined as net income (loss) before interest, income taxes, and depreciation and amortization and net income (loss) before interest, income taxes, and depreciation and amortization and other non-recurring charges, respectively, are useful measures to investors, allowing them to focus on our recurring results of operations, and are common alternatives to measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. Also, our credit facility, which contains a term note totaling $4,500,000, maturing in 2010, and a revolving loan facility totaling $4,500,000, includes financial and other covenants which are based on or refer to EBITDA and Adjusted EBITDA. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, other measures of financial performance prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Guideline has provided reconciliations in the attached financial information for the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Earnings Conference Call Information
Management will host a conference call today at 4:15 PM ET to review the financial results for the first quarter ended March 31, 2007. The dial-in number for the conference call is (888) 694-4728 and the meeting code is: 8789427. A taped replay of the conference call will also be available beginning approximately two hours after the call's conclusion and will remain available for five business days. It can be accessed by dialing 877-519-4471, using the passcode 8789427. To access the live and/or archived webcast of the call, please go http://www.guideline.com.

About Guideline, Inc.
Guideline, Inc. (OTC Bulletin Board: GDLN) is the nation's only single-source provider of customized business research and analysis. Through its end-to-end continuum of On-Demand Business Research, Custom Market Research, Strategic Intelligence, and Product Development Intelligence. Guideline's research analysts create integrated solutions that enable clients to make informed decisions to address their critical business needs. Guideline specializes in nearly all major industries, including media and entertainment, healthcare and pharmaceuticals, financial and business services and consumer products. Guideline, Inc. is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting www.guideline.com.

# # #

Forward-Looking Statements

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for the Company’s markets and the demand for its products and services, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, growth of our annual retainer and other businesses, benefits of our strategies and initiatives, the success of new products and services introductions, growth or reductions in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

GUIDELINE, INC. COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended March 31
	2007	2006[6]

Revenue	$12,782,000	$11,256,000

Operating income	$135,000	$334,000

EBITDA[1,2,3]	$517,000	$817,000

Adjusted EBITDA (Exclusive of Stock Compensation Expense)[1,2]	$1,182,000	$1,133,000

Income Before Income Taxes and Cumulative Effect of Accounting Change	$33,000	$201,000

Income tax provision	($19,000)	($18,000)

Cumulative effect of accounting change[4]	$--	$96,000

Net income	$14,000	$279,000

Income attributable to common shareholders’[5]	$--	$269,000

Income Per Share - Basic & Diluted	$0.00	$0.01

Weighted Average Shares
Outstanding - Basic	20,925,573	20,447,468
Outstanding - Diluted	20,925,573	21,985,752

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (unaudited):

1EBITDA and Adjusted EBITDA (000’s omitted) for the three months ended March 31, 2007 is as follows:

Net income	$14
Tax provision	19
Depreciation and amortization	380
Interest expense	104

EBITDA	$517

Nonrecurring severance	78
Nonrecurring FIN 48 costs and other professional fees	91
Other	101

Adjusted EBITDA	$787

Non-cash stock compensation expense	395

Adjusted EBITDA (Exclusive of non-cash stock
compensation expense)	$1,182

2EBITDA and Adjusted EBITDA (000’s omitted) for the three months ended March 31, 2006 is as follows:

Net income	$279
Tax provision	18
Depreciation and amortization	469
Interest expense	147
Cumulative effect of accounting change	(96)

EBITDA	$817

Nonrecurring severance	32
Nonrecurring rent and other facility charges	112
Other	19

Adjusted EBITDA	$980

Non-cash stock compensation expense	153

Adjusted EBITDA (Exclusive of non-cash stock
compensation expense)	$1,133

3EBITDA for the quarter ended March 31, 2007, was $912,000, exclusive of $395,000 of non-cash stock compensation expense, and for the quarter ended March 31, 2006 was $970,000, exclusive of $153,000 of non-cash stock compensation expense.

4During the quarter ended March 31, 2006, Guideline adopted the revised Statement of Financial Accounting Standards No. 123, “Share-Based Payments” (“SFAS 123 (R)”). As a result of adopting SFAS 123(R), Guideline recognized a before and after-tax gain of approximately $96,000 representing the cumulative effect of a change in accounting principle attributable to the requirement under SFAS 123(R) to estimate forfeitures at the grant date instead of recognizing them as incurred.

5Net income for the three months ended March 31, 2007 of $14,000 was reduced by preferred dividends of $14,000, resulting in net income attributable to common shareholders of zero.

6 In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a Rollover and Iron Curtain approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings. The Company has historically used the Rollover Method. The provisions of SAB No. 108 were effective for the Company for the year ended December 31, 2006. In connection with the application of SAB No. 108, the Company recorded a $447,000 charge to retained earnings as of December 31, 2005 which relates to (i) a $300,000 overstatement of deferred tax assets that accumulated over several previous years and, (ii) a $147,000 understatement of accrued expenses related to travel costs.

The nature of the adjustments and the impact on the Company’s consolidated balance sheet as of January 1, 2006 are presented below:

	Increase (Decrease)
	Accrued expenses and other	Deferred tax assets	Retained earnings

Overstatement of deferred tax assets (1)	$--	$(300,000)	$(300,000)
Understatement of accrued expenses (2)	147,000	--	(147,000)
	$147,000	$(300,000)	$(447,000)

(1) The Company adjusted the tax basis of property, plant and equipment by reducing deferred tax assets as a result of an overstatement of these deferred tax assets that accumulated over several previous years.
(2) The Company recorded travel expenses incurred in 2005 as an expense in 2006 when these expenses were paid. If the criteria in SAB No. 108 were applied, these expenses should have been recorded in 2005.

The impact of these adjustments on the quarter ended March 31, 2006 is summarized below:

	Previously Reported	Adjustment	As Adjusted
For the quarter ended March 31, 2006
Deferred tax assets	$1,057,000	$(300,000)	$757,000
Accrued expenses	3,100,000	(61,000)	3,039,000
Shareholders’ equity	21,606,000	(245,000)	21,361,000
Selling, general & administrative expenses	4,035,000	(61,000)	3,974,000
Net income attributable to shareholders	214,000	55,000	269,000
Earnings per share	0.01	0.00	0.01
EBITDA	756,000	61,000	817,000

GUIDELINE, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	March 31	December 31
	2007	2006
	(unaudited)

Assets
Cash and cash equivalents	$1,166,000	$2,939,000
Accounts receivable, net	11,821,000	9,483,000
Deferred tax assets	371,000	311,000
Prepaid expenses and other current assets	741,000	657,000

Total Current Assets	14,099,000	13,390,000

Property, Plant & Equipment, net	2,107,000	2,228,000
Goodwill, net	21,322,000	21,322,000
Intangibles, net	2,045,000	2,137,000
Deferred financing fees, net	466,000	504,000
Other assets	701,000	585,000

Total assets	$40,740,000	$40,166,000

Liabilities and Shareholders' Equity
Trade accounts payable	$2,643,000	$2,820,000
Accrued expenses and other	3,835,000	4,425,000
Unearned retainer income	6,454,000	4,351,000
Current maturities of notes payable	1,005,000	2,005,000
Uncertain tax positions	148,000	--

Total current liabilities	14,085,000	13,601,000

Notes payable	2,130,000	2,384,000
Deferred compensation and other liabilities	69,000	298,000
Uncertain tax positions	148,000	--

Total liabilities	16,432,000	16,283,000

Redeemable, convertible, preferred stock	688,000	674,000

Shareholders' Equity	23,620,000	23,209,000

Total Liabilities and Shareholders' Equity	$40,740,000	$40,166,000